Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)           |__|

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

PANAMSAT HOLDING CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	20-1728720
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

20 Westport Road
Wilton, Connecticut	06897
(Address of principal executive offices)	(Zip code)

10-3/8% Senior Discount Exchange Notes due 2014
 (Title of the indenture securities)

1.                                               General information.  Furnish the following information as to the Trustee:

(a)                  Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of	2 Rector Street, New York,
New York	N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York,
N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)      Whether it is authorized to exercise corporate trust powers.

                                                Yes.

2.                                      Affiliations with Obligor.

                                                If the obligor is an affiliate of the trustee, describe each such affiliation.

                None.

16.                               List of Exhibits.

                                                Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                       A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.                                       A copy of the existing By-laws of the Trustee.  (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.                                       The consent of the Trustee required by Section 321(b) of the Act.  (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.                                       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

             Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 8th day of December, 2004.

THE BANK OF NEW YORK

By:	/s/	ROBERT A. MASSIMILLO
	Name:	ROBERT A. MASSIMILLO
	Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2004, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,036,306
Interest-bearing balances	9,034,655
Securities:
Held-to-maturity securities	1,693,598
Available-for-sale securities	20,325,634
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	19,100
Securities purchased under agreements to resell	4,324,992
Loans and lease financing receivables:
Loans and leases held for sale	6,685
Loans and leases, net of unearned income	37,402,355
LESS: Allowance for loan and lease losses	594,211
Loans and leases, net of unearned income and allowance	36,808,144
Trading Assets	3,420,107
Premises and fixed assets (including capitalized leases)	969,419
Other real estate owned	1,253
Investments in unconsolidated subsidiaries and associated companies	253,729
Customers’ liability to this bank on acceptances outstanding	166,157
Intangible assets
Goodwill	2,708,882
Other intangible assets	748,171

Other assets	6,998,625
Total assets	$90,515,457

LIABILITIES
Deposits:
In domestic offices	$40,236,165
Noninterest-bearing	15,201,748
Interest-bearing	25,034,417
In foreign offices, Edge and Agreement subsidiaries, and IBFs	24,110,224
Noninterest-bearing	300,559
Interest-bearing	23,809,665
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	717,565
Securities sold under agreements to repurchase	812,853
Trading liabilities	2,598,442
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	4,158,526
Not applicable
Bank’s liability on acceptances executed and outstanding	167,267
Subordinated notes and debentures	2,389,088
Other liabilities	6,730,454
Total liabilities	$81,920,584

Minority interest in consolidated subsidiaries	142,058

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	2,087,205
Retained earnings	5,213,125
Accumulated other comprehensive income	17,201
Other equity capital components	0
Total equity capital	8,452,815
Total liabilities, minority interest, and equity capital	$90,515,457

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors